Exhibit (q)(2)

APPENDIX B – DESCRIPTION OF SECURITIES RATINGS

Corporate and Municipal Long-Term Bond Ratings

China Lianhe Credit Ratings – Long-Term Bond Ratings

AAA: Strong ability to repay debt. Not adversely affected by the economic environment. The risk of default is very low.

AA: Strong ability to repay debt. Less adversely affected by the economic environment. The risk of default is very low.

A: Strong ability to repay debt. More susceptible adversely affected by the economic environment. The risk of default is very low.

BBB: Adequate ability to repay debt. Business is affected by unfavorable economic environment. Greater default risk in general.

BB: Weak ability to repay debt. Business is affected by unfavorable economic environment. Greater default risk in general.

B: Business’s ability to repay debt is largely dependent on favorable economic environment. There is a high risk of default.

CCC: Business’s ability to repay debt is extremely dependent on favorable economic environment. There is a high risk of default.

CC: Business’s ability to repay debt is extremely dependent on favorable economic environment. Business is at risk of bankruptcy or reorganization. Default is likely.

C: Business cannot repay the debt.

In addition to AAA and CCC grade level (inclusive) level, every one credit rating available, “+”, “–” symbol to fine tune, which means that a slightly higher or slightly below this level.

China Lianhe Credit Ratings – Bond Fund Credit Quality Ratings

AAAf: Bond funds generally hold assets considered of very high credit quality and the assets are expected to maintain a weighted average rating factor (“WARF”) in line with ‘AAAf’.

AAf: Bond funds generally hold assets considered of high credit quality and the assets are expected to maintain a WARF in line with ‘AAf’.

Af: Bond funds generally hold assets considered of upper-medium credit quality and the assets are expected to maintain a WARF in line with ‘Af’.

BBBf: Bond funds generally hold assets considered of medium credit quality and the assets are expected to maintain a WARF in line with ‘BBBf’.

BBf: Bond funds generally hold assets considered of speculative credit quality and the assets are expected to maintain a WARF in line with ‘BBf’.

Bf: Bond funds generally hold assets considered of highly speculative credit quality and the assets are expected to maintain a WARF in line with ‘Bf’.

Cf: Bond funds generally hold assets considered of poor credit quality, with material exposure to assets whose default is imminent or inevitable.

Source: April 2025 “Bond Fund Credit Quality Rating Criteria,” https://lhratingsglobal.com/wp-content/uploads/bsk-pdf-manager/2025/04/Bond-Fund-FCQR-Criteria-20250409.pdf

China Chengxin (Asia Pacific) Credit Ratings Company, Limited (“CCXAP”) – Long-Term Credit Ratings

AAAg: Capacity to meet commitments on short-term and long-term debts is extremely strong. Business is operated in a virtuous circle. The foreseeable uncertainty on business operations is minimal.

AAg+, AAg, AAg-: Capacity to meet short-term and long-term financial commitments is very strong. Business is operated in a virtuous circle. Foreseeable uncertainty in business operations is relatively low.

Ag+, Ag, Ag-: Capacity to meet short-term and long-term commitments is strong. Business is operated in a virtuous circle. Business operation and development may be affected by internal uncertain factors, which may create fluctuations in profitability and solvency of the issuer.

BBBg+, BBBg, BBBg-: Capacity to meet financial commitment is considered adequate and capacity to meet short-term and long-term commitments is satisfactory. Business is operated in a virtuous circle. Business is affected by internal and external uncertainties. Profitability and solvency may experience significant fluctuation. Principal and interest may not be sufficiently protected by the terms of agreement.

BBg+, BBg, BBg-: Capacity to meet short-term and long-term financial commitment is relatively weak. Financial commitment towards short-term and long-term debts is below average. Status of business operation and development is not good. Solvency is unstable and subject to sustainable risk.

Bg+, Bg, Bg-: Financial commitment towards short-term and long-term debts is bad. Business is affected by internal and external uncertain factors. There are difficulties in business operations. Solvency is uncertain and subject to high credit risk.

CCCg: Financial commitment towards short-term and long-term debts is very bad. Business is affected by internal and external uncertain factors. There are difficulties in business operations. Poor solvency with very high credit risk.

CCg: Financial commitment towards short-term and long-term debts is extremely bad. Business operations are poor. There are very limited positive internal and external factors to support business operation and development. Extremely high credit risk is found.

Cg: Financial commitment towards short-term and long-term debts is insolvent. Business falls into a vicious circle. Very limited positive internal and external factors are found to support business operations and development in positive cycle. Extremely high credit risk is seen and is near default.

Dg: Unable to meet financial commitments. Default is confirmed.

Source: CCXAP Website, accessed April 28, 2026, https://www.ccxap.com/en/rating_services/category/6/

Dagong Global Credit Rating Co. (“Dagong”) – Long-Term Issuer Credit Ratings

AAA: An obligor has extremely strong capacity to meet its financial commitments.

AA: An obligor has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A: An obligor has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB: An obligor has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

BB: An obligor is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitments.

B: An obligor is vulnerable to adverse business, financial or economic conditions, but the obligor currently has the capacity to meet its financial commitments.

CCC: An obligor is currently vulnerable, and is dependent upon favorable business, financial and economic conditions to meet its financial commitments.

CC: An obligor is currently highly vulnerable.

C: An obligor is in default on one or more of its financial obligations including rated and unrated financial obligations but excluding hybrid instruments classified as regulatory capital or in non-payment according to terms.

R: An obligor is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

Source: Dagong Global Credit Rating, accessed April 27, 2026, https://hk.dagongcredit.com/ratingProduct/creditRating

China Bond Rating Co. – Long-Term Bond Ratings

AAAR: Strong ability to repay debt. Basically unaffected by adverse economic conditions, and the risk of default is extremely low.

AAR: Strong ability to repay debt. Not affected by the economic environment. The risk of default is very low.

AR: Strong ability to repay debt. More susceptible adversely affected by the economic environment. The risk of default is very low.

BBBR: Adequate ability to repay debt. Business is affected by unfavorable economic environment. Greater default risk in general.

BBR: Weak ability to repay debt. Business is affected by unfavorable economic environment. Greater default risk in general.

BR: Business’s ability to repay debt is largely dependent on favorable economic environment. There is a high risk of default.

CCCR: Business’s ability to repay debt is extremely dependent on favorable economic environment. There is a high risk of default.

CCR: Business’s ability to repay debt is extremely dependent on favorable economic environment. Business is at risk of bankruptcy or reorganization. Default is likely.

CR: Business cannot repay the debt.

DR: Default is confirmed.

In addition to AAA and CCC grade level (inclusive) level, every one credit rating available, “+”, “–” symbol to fine tune, which means that a slightly higher or slightly below this level.

CSPI Pengyuan Credit Rating Co. – Long-Term Bond Ratings

AAA: The ability to repay debt is extremely strong. Not adversely affected by the economic environment. The risk of default is very low.

AA: The ability to repay debt is strong. Less adversely affected by the economic environment. The risk of default is very low.

A: Strong ability to repay debt. More susceptible adversely affected by the economic environment. The risk of default is very low.

BBB: Adequate ability to repay debt. Business is affected by unfavorable economic environment. Greater default risk in general.

BB: Weak ability to repay debt. Business is affected by unfavorable economic environment. Greater default risk in general.

B: Business’s ability to repay debt is largely dependent on favorable economic environment. There is an extremely high risk of default.

CCC: Business’s ability to repay debt is extremely dependent on favorable economic environment. There is a high risk of default.

CC: In the case of bankruptcy or restructuring, there is less protection and there is basically no guarantee of repayment of debts.

C: Business cannot repay the debt.

Note: The CSPI Pengyuan Credit Rating Co. website (https://www.cspi-ratings.com/) was inaccessible at the time of this update due to a site security issue and could not be independently verified.

Standard & Poor’s Financial Services LLC (“S&P”) – Long-Term Issue Credit Ratings

The following descriptions of S&P’s long-term issue credit ratings have been published by Standard & Poor’s Financial Services LLC.

AAA – An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA – An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A – An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB – An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB – An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B – An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC – An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC – An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C – An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D – An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Plus (+) or Minus (-) – Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

NR – This indicates that a rating has not been assigned or is no longer assigned.

Source: S&P Global Ratings, accessed April 27, 2026, https://www.spglobal.com/ratings/en/credit-ratings/about/understanding-credit-ratings#scale

Moody’s Investors Service, Inc. (“Moody’s”) – Global Long-Term Ratings

Moody’s Global Long-Term Rating Scale (December 2025):

Aaa – Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa – Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa – Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba – Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B – Obligations rated B are considered speculative and are subject to high credit risk.

Caa – Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca – Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C – Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Moody’s Ratings appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa to provide a more granular assessment of relative credit risk within a major category. These modifiers indicate the relative position within a category, with 1 being high, 2 mid-range, and 3 low. These are applied to Aa through Caa ratings to provide more granular, comparative risk insights. Additionally, a “(hyb)” indicator is used for hybrid securities, and the modifiers are generally not used for Aaa, Ca, or C ratings.

Source: “Moody’s Rating Symbols and Definitions,” accessed April 27, 2026, https://ratings.moodys.com/rmc-documents/53954

Fitch Ratings Ltd. (“Fitch”) – Corporate Finance Obligations Long-Term Ratings

The following descriptions of Fitch’s long-term corporate bond ratings have been published by Fitch Ratings, Inc. and Fitch Ratings Ltd.

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA – Very high credit quality. ‘AA’ ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A – High credit quality. ‘A’ ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB – Speculative. ‘BB’ ratings indicate an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

B – Highly speculative. ‘B’ ratings indicate that material credit risk is present.

CCC – Substantial credit risk. ‘CCC’ ratings indicate that substantial credit risk is present.

CC – Very high levels of credit risk. ‘CC’ ratings indicate very high levels of credit risk.

C – Exceptionally high levels of credit risk. ‘C’ indicates exceptionally high levels of credit risk.

Corporate Finance defaulted obligations typically are not assigned ‘RD’ or ‘D’ ratings but are instead rated in the ‘CCC’ to ‘C’ rating categories, depending on their recovery prospects and other relevant characteristics. This approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Plus (+) or Minus (-) – The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.

Fitch’s credit rating scale for issuers and issues is expressed using the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade) with an additional +/– for ‘AA’ through ‘CCC’ levels, indicating relative differences of probability of default or recovery for issues. The terms “investment grade” and “speculative grade” are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment-grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories signal either a higher level of credit risk or that a default already occurred.

Fitch Ratings Ltd. (“Fitch”) – Municipal Bond Long-Term Ratings

The following descriptions of Fitch’s long-term municipal bond ratings have been published by Fitch Ratings, Inc. and Fitch Ratings Ltd.

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA – Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A – High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB – Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time.

B – Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC – Substantial credit risk. ‘CCC’ ratings indicate very low margin for safety. Default is a real possibility.

CC – Very high levels of credit risk. ‘CC’ ratings indicate default of some kind appears probable.

C – Exceptionally high levels of credit risk. ‘C’ ratings indicate default appears imminent or inevitable.

D – Default. ‘D’ ratings indicate a default. Default generally is defined as one of the following: (a) failure to make payment of principal and/or interest under the contractual terms of the rated obligation; (b) bankruptcy filings, administration, receivership, liquidation or other winding-up or cessation of the business of an issuer/obligor where payment default on an obligation is a virtual certainty; or (c) distressed exchange of an obligation, where creditors were offered securities with diminished structural or economic terms compared with the existing obligation to avoid a probable payment default.

Structured Finance Defaults – Imminent default, categorized under ‘C’, typically refers to the occasion where a payment default has been intimated by the issuer and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

Additionally, in structured finance transactions, where analysis indicates that an instrument is irrevocably impaired such that it is not expected to pay interest and/or principal in full in accordance with the terms of the obligation’s documentation during the life of the transaction, but where no payment default in accordance with the terms of the documentation is imminent, the obligation will typically be rated in the ‘C’ category.

Structured Finance Write-Downs – Where an instrument has experienced an involuntary and, in the agency’s opinion, irreversible write-down of principal (i.e. other than through amortization, and resulting in a loss to the investor), a credit rating of ‘D’ will be assigned to the instrument. Where the agency believes the write-down may prove to be temporary (and the loss may be written up again in future if and when performance improves), then a credit rating of ‘C’ will typically be assigned. Should the write-down then later be reversed, the credit rating will be raised to an appropriate level for that instrument. Should the write-down later be deemed as irreversible, the credit rating will be lowered to ‘D’.

Notes: In the case of structured finance, while the ratings do not address the loss severity given default of the rated liability, loss severity assumptions on the underlying assets are nonetheless typically included as part of the analysis. Loss severity assumptions are used to derive pool cash flows available to service the rated liability. The suffix ‘sf’ denotes an issue that is a structured finance transaction.

Plus (+) or Minus (-) – The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ obligation rating category, or to ratings below the ‘CCC’ category.

Fitch Ratings Ltd. (“Fitch”) – National Long-Term Credit Ratings

AAA – National Ratings denote the highest rating assigned by the agency in its National Rating scale for that country. This rating is assigned to issuers or obligations with the lowest expectation of default risk relative to all other issuers or obligations in the same country or monetary union. The ISO International Country Code is placed in parentheses immediately following the rating letters to indicate the identity of the National market within which the rating applies (e.g., ‘AAA(mex)’).

AA – National Ratings denote expectations of a very low level of default risk relative to other issuers or obligations in the same country or monetary union. The default risk inherent differs only slightly from that of the country’s highest rated issuers or obligations.

A – National Ratings denote expectations of a low level of default risk relative to other issuers or obligations in the same country or monetary union.

BBB – National Ratings denote a moderate level of default risk relative to other issuers or obligations in the same country or monetary union.

BB – National Ratings denote an elevated default risk relative to other issuers or obligations in the same country or monetary union.

B – National Ratings denote a significantly elevated level of default risk relative to other issuers or obligations in the same country or monetary union.

CCC – National Ratings denote a very high level of default risk relative to other issuers or obligations in the same country or monetary union.

CC – National Ratings denote the level of default risk is among the highest relative to other issuers or obligations in the same country or monetary union.

C – A default or default-like process has begun, or for a closed funding vehicle, payment capacity is irrevocably impaired.

RD – Ratings indicate an issuer that, in Fitch’s opinion, has experienced an uncured payment default on a bond, loan or other material financial obligation but that has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure and has not otherwise ceased business.

D – National Ratings denote an issuer that has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

Source: Fitch Ratings, accessed April 27, 2026, https://www.fitchratings.com/products/rating-definitions#ratings-scales

Short-Term Bond Ratings

CCXAP – Short-Term Credit Ratings

Ag-1: Capacity to meet short-term financial commitments is extremely strong with a high level of safety.

Ag-2: Capacity to meet short-term financial commitments is strong with a high level of safety.

Ag-3: Capacity to meet short-term financial commitments is average but the safety may be easily affected by adverse business, financial, or economic conditions.

Bg: Capacity to meet short-term financial commitments is weak with a high probability of default.

Cg: Capacity to meet short-term financial commitments is very weak and the probability of default is very high.

Dg: Unable to meet financial commitments. Default is confirmed.

Source: CCXAP Website, accessed April 28, 2026, https://www.ccxap.com/en/rating_services/category/6/

Standard & Poor’s (“S&P”) – Municipal Short-Term Note Ratings

The following descriptions of S&P’s short-term municipal ratings have been published by Standard & Poor’s Financial Services LLC.

SP-1 – Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 – Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 – Speculative capacity to pay principal and interest.

D – ‘D’ is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Source: S&P Global Ratings Definitions, confirmed April 28, 2026, https://www.spglobal.com/ratings/en/regulatory/article/190705-s-p-global-ratings-definitions-s504352

Moody’s Investors Service, Inc. (“Moody’s”) – Global Short-Term Ratings

The following descriptions of Moody’s short-term ratings have been published by Moody’s Investors Service, Inc. and Moody’s Analytics Inc.

P-1 – Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 – Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 – Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Note: Canadian issuers rated P-1 or P-2 have their short-term ratings enhanced by the senior-most long-term rating of the issuer, its guarantor or support-provider.

Fitch Ratings Ltd. (“Fitch”) – Short-Term Ratings (International Scale)

The following descriptions of Fitch’s short-term ratings have been published by Fitch Ratings, Inc. and Fitch Ratings Ltd.

F1 – Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added ‘+’ to denote any exceptionally strong credit feature.

F2 – Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3 – Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B – Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C – High short-term default risk. Default is a real possibility.

RD – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D – Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Fitch Ratings Ltd. (“Fitch”) – National Short-Term Credit Ratings

F1 – Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or obligations in the same country. Under the agency’s National Rating scale, this rating is assigned to the lowest default risk relative to others in the same country or monetary union. Where the liquidity profile is particularly strong, a “+” is added to the assigned rating.

F2 – Indicates a good capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union.

F3 – Indicates an adequate capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union.

B – Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union.

C – Indicates a highly uncertain capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union.

RD – Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D – Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Source: Fitch Ratings, accessed April 27, 2026, https://www.fitchratings.com/products/rating-definitions#about-rating-definitions

Commercial Paper Ratings

Standard & Poor’s (“S&P”) – Short-Term Issue Credit Ratings

The following descriptions of S&P’s short-term issue credit ratings have been published by Standard & Poor’s Financial Services LLC.

A-1 – A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2 – A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3 – A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B – A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C – A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D – A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

S&P may assign dual ratings to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

Source: S&P Global Ratings, accessed April 27, 2026, https://www.spglobal.com/ratings/en/regulatory/article/190705-s-p-global-ratings-definitions-s504352

Moody’s Investors Service, Inc. (“Moody’s”) – U.S. Municipal Short-Term Debt Ratings

The following descriptions of Moody’s U.S. municipal short-term debt ratings have been published by Moody’s Investors Service, Inc. and Moody’s Analytics Inc.

MIG 1 – This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2 – This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3 – This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG – This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Fitch Ratings Ltd. (“Fitch”) – Commercial Paper Ratings

The following descriptions of Fitch’s commercial paper ratings have been published by Fitch Ratings, Inc. and Fitch Ratings Ltd.

F1 – Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added ‘+’ to denote any exceptionally strong credit feature.

F2 – Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3 – Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B – Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C – High short-term default risk. Default is a real possibility.

RD – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D – Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-term rating category, to categories below ‘CCC’, or to Short-term ratings other than ‘F1’.